Addendum to Sales Order No. 102 dated June 20, 2011

This Addendum (the "Addendum") to Sales Order No. 102 dated June 20, 2011 (the "Change Order") amends the Exclusive Product Purchase and Sub-License Agreement dated March 18, 2011 (the "Agreement") by and among HYDROZONIX LLC, a Florida limited liability company ("Hydrozonix"), ECOSPHERE TECHNOLOGIES, INC., a Delaware corporation (the "Manufacturer"), and ECOSPHERE ENERGY SERVICES, LLC, a Delaware limited liability company (the "Licensee").

RECITALS:

A. Hydrozonix has submitted to Manufacturer the Change Order to which this Addendum is attached pursuant to which the Units are to be changed to EF-80 Ozonix® Units from the EF – 60 Ozonix® Units as originally called for in the Agreement.

B. As a consequence of such change in the performance of the Units, certain provisions of the Agreement need to be modified in the manner set forth in this Addendum.

NOW THEREFORE, in consideration of the Change Order, the parties agree that the Agreement shall be amended as follows:

1. The foregoing Recitals are true and correct and are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings ascribed to such terms in the Agreement.

2. The Change Order initially concerns unit numbers EF1265201101 and EF1265201102, but hereafter all references in the Agreement to "Units" and to "EF-60" shall mean "EF-80 Ozonix® Units" and all future purchases also shall be of EF-80 Ozonix® Units.

3. Exhibit A to the Agreement entitled "Performance Specifications" shall be replaced in its entirety with Exhibit A hereto.

4. The Benchmarks, Checklist and Budget for the Units shall all be amended and adjusted appropriately to reflect the change in Units to EF-80 Ozonix® Units.

5. Manufacturer and Licensee represent and warrant to Hydrozonix that no additional Patent Rights are involved in the manufacture of EF-80 Ozonix® Units.

6. Payment and escrow funding amounts in the following portions of Section 5 of the Agreement are amended as follows:

a. The number $2,750,000 in Section 5(a)(i) is changed to the number "$2,807,525.76".

b. The number $1,750,000 in Section 5(a)(i)(A) is changed to the number "$1,792,525.76".

c. The number $300,000 in Section 5(a)(i)(C) is changed to the number "$307,500".

d. The number $300,000 in Section 5(a)(i)(D) is changed to the number $307,500".

e. The number $2,150,000 in Section 5(c)(i) is changed to the number "$2,192,525.76".

f. The number $2,750,000 in Section 5(c)(ii) is changed to the number "$2,807,525.76".

7. This Addendum may be executed in counterparts, each of which shall be deemed to be an original of this Addendum.

8. Except as specifically amended herein, the Agreement remains in full force and effect. In the event of any conflict between the provisions of the Agreement and this Addendum, the provisions of this Addendum shall be controlling.

IN WITNESS WHEREOF, the undersigned have caused their authorized representatives to execute this document as of the date first written above.

HYDROZONIX LLC, a Florida limited liability company

By:____________________________

Enrique Tomeu,
Authorized Representative

[Signatures continue on the following page.]

ECOSPHERE TECHNOLOGIES, INC.

By: Charles Vinick
Name: CHARLES VINICK
Title: CEO

ECOSPHERE ENERGY SERVICES, LLC

By: Charles Vinick
Name: CHARLES VINICK
Title: CHAIRMAN

EXHIBIT A

PERFORMANCE SPECIFICATIONS

OVERVIEW

Ecosphere's new EF-80 unit is an advanced mobile water treatment system designed to treat 100% of the water required for clean energy production. The EF-80 allows energy producers completely to eliminate chemical biocides and scale-inhibitors, providing operators with a chemical-free method of managing raw and flowback water, produced fluids, and petroleum industry wastewaters.

The EF-80 is capable of processing variable flow rates between 0-80 barrels per minute (3,360 GPM). Built for increased flexibility and to maximize utilization, the EF-80 can be used to pre-treat raw water needed for fracturing operations or for the post-treatment of flowback and produced waters at pond sites or fixed facilities.

FEATURES

- Completely Self-Contained 53' Mobile Trailer
- On-Board 600 KW Diesel Generator
- 16' Ozonix Cavitational Reactor (Advanced Oxidation)
- Integrated Hydrodynamic Mixing Manifold
- Flexible Flow Rates Rated for 0 - 80 Barrels / Min.
- Salinity Range Rated for 50 - 200,000 PPM
- On-Board Ozone Generator & Oxygen Concentrator
- Fully Automatic PLC Controls
- PID Loop & Data Logging Systems
- Operating Temperature Range: -20 Deg F to 120 Deg F
- Remote Monitoring Capabilities

EF-80 OPERATING SPECIFICATIONS

PERCENTAGE OF DESIGN RATE$_1$	RATE EQUIVALENT FOR 2 X EF-80'S (BPM)	EQUIPMENT PERFORMANCE LIMITS	
		BACTERIA INMPN/ML$_2$ MG/L$_3$MMmmMG/L MG/L3	TDS IN
100%	160	<500,000	<5,000
67%	107	1,000,000	35,000
50%	80	1,500,000	70,000
33%	53	2,500,000	145,000
20%	32	5,000,000	200,000

[1] The rate will be limited by the most challenging water property: bacteria load or TDS.

[2] Bacteria based on combined totals of sulfate reducing bacteria and acid producing bacteria

[3] These estimations are based on diesel range organic levels <50 mg/l

[4] These estimations are based on turbidity < 100 NTU (nephelometric turbidity units).

The table is based on 90% of field samples meeting the following standard: reducing bacteria to < 5,000 MPN/ml and showing zero scale deposition in dynamic tube blocking test.